Exhibit 10.1

Execution

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (the “Agreement”), dated this 29th day of May, 2025, is by and between Seacoast Banking Corporation of Florida (“Seacoast”), and the shareholders listed on Exhibit A (the “Shareholders,” and collectively, the “Shareholders Group”).

RECITALS

WHEREAS, the respective Boards of Directors of Seacoast and Villages Bancorporation Inc. (“VBI”) have approved, and the parties thereto have entered into, an Agreement and Plan of Merger by and between Seacoast and VBI, dated as of May 29, 2025 (as executed and delivered, the “Merger Agreement”);

WHEREAS, on the Closing Date, on the terms and subject to the conditions set forth in the Merger Agreement, VBI will be merged with and into Seacoast (the “Merger”), and, Citizens First Bank, a Florida state-chartered bank and wholly-owned subsidiary of VBI, will be merged with and into Seacoast National Bank, a national banking association and wholly-owned subsidiary of SBC (“Seacoast Bank”);

WHEREAS, as of the Closing Date, in connection with the consummation of the Merger, the Shareholders hold shares of common stock, par value $0.10 per share, of Seacoast (“Seacoast Common Stock”) and Series A Non-Voting Stock of Seacoast (the “Seacoast Preferred Stock”), as set forth on Exhibit B; and

WHEREAS, as an inducement to Seacoast and VBI to enter into the Merger Agreement, Seacoast and each of the Shareholders agree to the terms and conditions of this Agreement, effective as of the date hereof.

NOW THEREFORE, in consideration of the recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Representations and Warranties of the Shareholders.

Each Shareholder represents and warrants to Seacoast, as follows:

(a)            Such Shareholder, as of immediately prior to the Closing (as defined in the Merger Agreement), owns that number of shares of common stock of VBI, a Florida corporation, par value $5.00 per share thereof (the “VBI Common Stock”), set forth opposite such Shareholder’s name in Exhibit B;

(b)            The Shareholder has full power and authority to enter into and perform his/her or its obligations under this Agreement. This Agreement constitutes a valid and binding obligation of the Shareholder and the performance of its terms will not constitute a violation of any agreement or any instrument to which the Shareholder is a party.

2.            Representations and Warranties of Seacoast.

Seacoast hereby represents and warrants to the Shareholder that Seacoast has full power and authority to enter into and perform its obligations under this Agreement and that the execution and delivery of this Agreement by Seacoast has been duly authorized by the Board of Directors of Seacoast. This Agreement constitutes a valid and binding obligation of Seacoast and the performance of its terms will not constitute a violation of any agreement or instrument to which Seacoast is a party.

3.            Covenants.

(a)            From the date of this Agreement through the termination of this Agreement in accordance with its terms, each Shareholder covenants and agrees not to, directly or indirectly, and shall not direct or otherwise knowingly cooperate or coordinate with any member of an Acting in Concert Group, to do any of the following:

(i)             acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation) any shares of Seacoast common stock, par value $0.10 per share (“Seacoast Common Stock”) or any other class of Seacoast stock that has voting rights (“Seacoast Voting Stock”), any rights to vote or direct the voting of any additional shares of Seacoast Common Stock, Seacoast Voting Stock, or any securities convertible into Seacoast Common Stock or Seacoast Voting Stock, except (A) as to any Seacoast Common Stock issued by Seacoast in exchange for VBI Common Stock pursuant to the terms of the Merger Agreement, (B) by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Seacoast Common Stock generally, or (C) that number of shares of Seacoast Common Stock or any other class of Seacoast Voting Stock, the purchase of which by the Shareholder would cause the Shareholder to beneficially own, in the aggregate with an Acting in Concert Group, no more than 9.75% of the then-outstanding shares of Seacoast Common Stock, or any other class of Seacoast Voting Stock, if any, as determined pursuant to the Regulatory Control Standards;

(ii)            convert the Seacoast Preferred Stock Consideration received pursuant to the Merger Agreement to Seacoast Common Stock pursuant to the terms of the Certificate of Designations of Series A Non-Voting Preferred Stock of Seacoast Banking Corporation of Florida, attached hereto as Exhibit C (the “Series A Certificate of Designations”), except that nothing in this sentence shall (A) prohibit a conversion in relation to a Permissible Transfer (as defined in the Series A Certificate of Designations) or (B) prohibit the Shareholder from converting the Seacoast Preferred Stock Consideration to Seacoast Common Stock if after giving effect to such conversion, the Shareholder would beneficially own, in the aggregate with an Acting in Concert Group, no more than 9.75% of the then-outstanding shares of Seacoast Common Stock or any other class of Seacoast Voting Stock, if any, as determined pursuant to the Regulatory Control Standards;

(iii)           without Seacoast’s prior written consent and Seacoast’s review of the Shareholder’s proposed private sale or transfer of such shares (a “Private Sale”) (which consent and review shall not be unreasonably withheld or delayed), directly or indirectly, Shareholder shall not sell or transfer greater than half of one percent (0.5%) or more of the shares of Seacoast Common Stock then outstanding as shown by the most recent report or statement filed by Seacoast with the Securities and Exchange Commission. In connection with any proposed Private Sale, the shares of Seacoast Common Stock proposed to be sold or transferred in such Private Sale shall first be offered to Seacoast under the same terms and conditions as the proposed Private Sale, which Seacoast shall have three (3) business days following the date Shareholder first presents in writing the terms of such proposed Private Sale to Seacoast, to accept such offer, except that nothing in this Section 3(a)(iii) shall prohibit one or more of the following transfers by any Shareholder or any Permitted Transferee (as defined below) that continues to be subject to this Agreement: (A) a transfer between members of an Acting in Concert Group; (B) a transfer by will or by operation of law; (C) a transfer in connection with estate or charitable planning purposes, including any transfer to one or more relatives of the Shareholder or any transfer to one or more trusts or other entities that are beneficially owned exclusively by the Shareholder, one or more relatives of the Shareholder, or any combination of them; and (D) a transfer to a charitable organization that is not controlled by the Shareholder or one or more affiliates or relatives; provided that as a condition to each permitted transfer under (A)-(D) of this clause (iii), each transferee (each a “Permitted Transferee”) shall deliver a written instrument to Seacoast, in a form reasonably acceptable to Seacoast, agreeing to be bound by the restrictions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, the Shareholders, collectively, may sell Seacoast Common Stock without Seacoast’s prior review and written consent (X) through a broker-dealer in an aggregate amount up to the Monthly Limit (a “Permitted Sale”) or (Y) through a bona fide underwritten offering pursuant to an exercise of the registration rights provided in Section 4 of this Agreement (a “Permitted Offering”); provided further, with respect to the foregoing clause (X), that (1) if a Shareholder dies prior to the expiration of the term of this Agreement, the Monthly Limit shall remain in place for the remaining Shareholders and Permitted Transferees, (2) for avoidance of doubt, shares of Seacoast Common Stock covered by Hedging Transactions will be counted toward the Monthly Limit, (3) the sale of shares by the Shareholders, individually or collectively and each Permitted Transferee that continues to be subject to this Agreement, shall be aggregated for purposes of the Monthly Limit; and (4) no Shareholder may make a Permitted Sale prior to the ninety (90)-day anniversary of the Closing Date;

(iv)          (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of a majority of the assets of, or other business combination involving, or a tender or exchange offer for securities of, Seacoast or a majority of Seacoast’s business or assets or any type of transaction that would, in each case, result in a change in control of Seacoast (any such transaction described in this clause (A) is a “Company Transaction” and any proposal or other action seeking to effect a Company Transaction as described in this clause (A) is defined as a “Company Transaction Proposal”), (B) seek to exercise any control or influence over the management of Seacoast, Seacoast Bank, any of their respective subsidiaries, the Board of Directors of Seacoast or any of the businesses, operations or policies of Seacoast; provided that the Shareholder shall not be prohibited from communicating with the executive officers and directors of Seacoast in the Shareholder’s capacity as a shareholder of Seacoast, (C) seek to effect a change in control of Seacoast;

(v)            publicly announce the Shareholders’ willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would constitute or could reasonably be expected to result in a Company Transaction or take any action that might require Seacoast to make a public announcement regarding any such Company Transaction;

(vi)          initiate, request, induce, or knowingly encourage any other person to initiate any proposal constituting or that would reasonably be expected to result in a Company Transaction Proposal, or otherwise knowingly provide assistance to any person who has made or is planning, or enter into discussions or negotiations with respect to, any proposal constituting or that would reasonably be expected to result in a Company Transaction Proposal;

(vii)         solicit proxies or written consents or assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents, or otherwise become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in opposition to any recommendation or proposal of Seacoast’s Board of Directors (the “Seacoast Board”), or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, knowingly encourage or knowingly influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Seacoast Common Stock, or execute any written consent in lieu of a meeting of the holders of the Seacoast Common Stock;

(viii)         initiate, propose, submit, encourage or otherwise solicit shareholders of Seacoast for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal, or seek election to, or seek to place a representative or other affiliate of Shareholders on, the Seacoast Board, Seacoast Bank board, or any of their respective subsidiaries, or seek removal of any member of the Seacoast Board or any executive officers of Seacoast;

(ix)           except with the other parties to this Agreement, form, join in or in any other way (including by deposit of Seacoast’s capital stock), participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Seacoast Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Seacoast Common Stock;

(x)            publicly request, or induce or knowingly encourage any other person to request, that Seacoast amend or waive any of the provisions of this Agreement; and

(xi)            advise, assist, knowingly encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement;

(xii)          (A) join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Seacoast Board to a vote of Seacoast’s shareholders, or (B) join with or assist any person or entity, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of shareholders in connection with), or make any statement in favor of, any proposal submitted to a vote of Seacoast’s shareholders that is opposed by the Seacoast Board;

(xiii)         vote for any proposal or any individual for election to the Seacoast Board, other than those proposals or nominations recommended or supported by the Seacoast Board;

(xiv)        except in connection with the enforcement of the Merger Agreement and the transactions contemplated thereby (including this Agreement), cooperate with, join with, finance or otherwise knowingly encourage any holder of Seacoast Common Stock who, to the knowledge of the Shareholder, acquired or holds shares of Seacoast Common Stock with an intention of changing or influencing control of Seacoast, to pursue any litigation (including any derivative litigation) against Seacoast or any of its respective officers and directors; provided, that this clause shall not preclude or in any way restrict the Shareholder from (A) electing to participate in any settlement or judgment resulting from a class action, or (B) submitting to witness interviews or providing testimony or documentary evidence, whether voluntarily or in response to a subpoena;

(xv)         have or seek to have any employee or representative of the Shareholder serve as an officer, agent, or employee of Seacoast, Seacoast Bank or any of their subsidiaries; and

(xvi)        dispose or threaten to dispose (explicitly or implicitly) of equity interests of Seacoast, Seacoast Bank or any of their subsidiaries in any manner as a condition or inducement of specific action or non-action by Seacoast, Seacoast Bank or any of their subsidiaries;

provided, that, (A) notwithstanding anything in the foregoing to the contrary, nothing in this Section 3(a) shall prohibit, restrict or otherwise prevent any Shareholder from taking any of the following actions: (1) initiating and/or engage in private discussions with, and submitting non-public, confidential proposals to, the Seacoast Board (or any committee or other designee thereof) or members of management of Seacoast (including any executive officer or designee thereof) with respect to any issue or topic involving the business or operations or Seacoast, (2) initiating and/or engaging in private discussions with and among the other Shareholders and other members of its Acting in Concert Group, including any of their respective advisers, with respect to any issue or topic involving the business or operations of Seacoast or (3) making any confidential request to Seacoast seeking an amendment or waiver of the provisions of this Agreement, in each case so long as such proposals or requests do not require public disclosure and the making of such proposal or request would not reasonably be expected to require Seacoast to make a public announcement of its receipt and (B) for the avoidance of doubt, the consummation of the transactions contemplated by the Merger Agreement and the Shareholders’ exercise of their rights or the performance of its obligations in accordance with any other documents in connection with the transactions contemplated by the Merger Agreement shall not be deemed violations of this Section 3(a).

(b)            Notwithstanding any other provision in this Agreement, Shareholder shall (i) not convert any shares of Seacoast Preferred Stock if giving effect to such conversion, an Acting in Concert Group beneficially would own more than 9.75% of the then-outstanding shares of Seacoast Common Stock or any other class of Seacoast Voting Stock, if any as determined pursuant to the Regulatory Control Standards and (ii) have the right (but not the obligation), in the event of any corporate action by Seacoast, including, without limitation, a stock repurchase or reverse stock split, that, giving effect to such action, would result in an Acting in Concert Group beneficially owning more than 9.75% of the then-outstanding shares of Seacoast Common Stock or any other class of Seacoast Voting Stock, if any, as determined pursuant to the Regulatory Control Standards, to exchange shares of Seacoast Common Stock for Seacoast Preferred Stock to the extent required to avoid such result.

(c)            The Shareholders Group has reviewed and concluded, immediately before the Closing, and thereafter will review during the term of this Agreement on an annual basis (or more frequently as Seacoast may reasonably request), and provide written confirmation to Seacoast that, to the knowledge of each Shareholder after reasonable inquiry, an Acting in Concert Group beneficially owns no more than 9.75% of the then-outstanding shares of Seacoast Common Stock or any other class of Seacoast Voting Stock, if any, as determined pursuant to the Regulatory Control Standards.

(d)            During the term of this Agreement, each Shareholder agrees not to disparage Seacoast or any of its directors (including shareholders supported by Seacoast’s Board of Directors), officers or employees in any public or quasi-public forum, and Seacoast agrees not to disparage the Shareholders in any public or quasi-public forum; provided that, for the avoidance of doubt, the Shareholders, individually or collectively, may initiate and engage in private discussions with and among the other Shareholders and other members of its Acting in Concert Group, including any of their respective advisers, with respect to the business or operations of Seacoast.

4.            Registration Rights.

(a)            Shelf Registration and Underwritten Offerings.

(i)            Seacoast shall use its reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) within ninety (90) days of the Closing Date a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders. Seacoast shall use its reasonable best efforts to promptly respond to all SEC comments related to such registration statement but in any event within two (2) weeks of the receipt thereof. The registration contemplated by this Section 4(a)(i) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”) to the extent permitted thereunder, and the filing of a prospectus supplement to a prospectus included as part of an effective Shelf Registration naming the Holders shall be deemed to satisfy Seacoast’s obligations with respect to the filing of the Mandatory Registration. So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the Holders shall be entitled to demand takedowns to sell Registrable Securities from the Shelf Registration, including an underwriting or underwritten takedown contemplated by Section 4(a)(ii). In connection with any such takedown, Seacoast shall take all customary and reasonable actions that Seacoast would take in connection with a distribution of Registrable Securities (including, without limitation, all actions referred to in Section 4(d)) necessary to effectuate such sale in the manner reasonably determined by the Holders of at least a majority of the Registrable Securities to be included in such underwritten takedown. Seacoast shall use its reasonable best efforts to cause the registration statement or statements filed with respect to the resale of the Registrable Securities by the Holders remain continuously effective until such date (the “Shelf Termination Date”) that all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as Seacoast may elect or is required to use, such registration shall nonetheless be filed as a Shelf Registration and Seacoast shall use its reasonable best efforts to keep such registration current and continuously effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date

(ii)            The Holders of at least a majority of the Registrable Securities shall be entitled to make one (1) written request to Seacoast in any calendar year to distribute Registrable Securities registered pursuant to the Mandatory Registration by means of an underwriting or underwritten takedown if the anticipated aggregate offering price based on the then-current market prices, net of underwriting discounts and commissions, would exceed $40,000,000, but (unless the Holders receive the prior written consent of Seacoast) would be no greater than ten percent (10%) of the then-outstanding market capitalization of Seacoast. In such event, the right of any Shareholder to include such Shareholder’s Registrable Securities in such underwriting or underwritten takedown shall be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form (including a customary lock-up agreement) with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities; provided, that such selection shall be subject to the consent of Seacoast, which shall not be unreasonably withheld or delayed and further provided that no holder of Registrable Securities included in any underwritten registration or underwritten takedown pursuant to the Mandatory Registration shall be required to make any representations or warranties to Seacoast or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or, without the consent of the Shareholder, to undertake any indemnification obligations to Seacoast or the underwriters with respect thereto, except as otherwise provided in Section 4(g) below. In connection with any underwriting or underwritten takedown pursuant to this Section 4(a)(ii) Seacoast and the Holders participating therein shall consult in good faith with respect to the allocation to purchasers of the securities included in such underwriting or underwritten takedown with a view toward optimizing the execution of such underwriting or underwritten takedown.

Notwithstanding any other provision of this Section 4(a), if the managing underwriter advises the Shareholders that marketing factors require a limitation on the number of securities to be underwritten (including Registrable Securities), then Seacoast shall so advise the Holders of Registrable Securities which would otherwise be included in such underwritten registration or takedown off the registration statement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

For the avoidance of doubt, nothing in this Section 4(a)(ii) (other than the lock-up provisions of any underwriting agreement) shall restrict the Holders’ respective abilities to sell Registrable Securities subject to the Mandatory Registration, or any other applicable Shelf Registration, in accordance with Section 3(a)(iii).

(iii)          Seacoast shall not be required to effect a registration pursuant to this Section 4(a) including any underwriting or underwritten takedown required pursuant to Section 4(a)(ii) above: (1) during the period starting with the date forty-five (45) days prior to Seacoast’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of or the date of a underwritten offering pursuant to, a Seacoast-initiated registration; or (2) if Seacoast shall furnish to the Holders requesting a registration statement pursuant to this Section 4(a), a certificate signed by the chief executive officer or chief financial officer of Seacoast certifying that the registration would reasonably be expected to materially adversely affect or materially impede, delay or interfere with any bona fide financing of Seacoast, any corporate reorganization, development or plan or any material transaction under consideration by Seacoast or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, in which event Seacoast shall have the right to defer the filing of such registration statement for a period of not more than thirty (30) days after receipt of the request by the Holders; provided that such right to delay a request shall be exercised by Seacoast not more than once in any twelve (12)-month period.

(iv)          Seacoast may include in any registration pursuant to this Section 4(a) other securities for sale for its own account or for the account of any other person; provided that, if the managing underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the securities to be sold by the Holders shall be included in such registration before any securities proposed to be sold for the account of Seacoast or any other person.

(b)            Piggyback Registrations.

(i)            Seacoast shall notify each Holder who holds Registrable Securities in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Seacoast (whether in connection with a public offering of securities by Seacoast, a public offering of securities by shareholders of Seacoast, or both, but excluding any registration by Seacoast: on Form S-4 or any successor form thereto (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto); on Form S-8 or any successor form thereto (or other registration solely relating to an offering or sale to employees or directors of Seacoast pursuant to any employee stock plan or other employee benefit arrangement); on a registration statement for a Shelf Registration; in connection with any dividend or distribution reinvestment or similar plan; or pursuant to Section 4(a)) and shall afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within five (5) days after receipt of the above-described notice from Seacoast, so notify Seacoast in writing. Such notice shall state such Holder’s desire to include all or a part of the Registrable Securities held by such Holder in the registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Seacoast, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Seacoast with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii)            If the registration statement under which Seacoast gives notice under this Section 4(b) is for an underwritten offering, Seacoast shall so advise in such notice the Holders who hold Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 4(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Registrable Securities such Holder desires to include in such registration in the underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Seacoast.

Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in a registration statement pursuant to this Section 4(b), the number of shares that may be included in such underwriting shall be allocated first to Seacoast; second, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Holder that are subject to piggyback registration rights pursuant hereto; and third, to any other shareholder of Seacoast on a pro rata basis.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Seacoast and the managing underwriter, delivered at least ten (10) calendar days prior to the effective date of the registration statement or in the case of a registration statement on Form S-3 or similar short-form registration statement, by the close of business on the first business day after the public notice of an offering or if the offering is publicly announced at the beginning of a business day, 4:00 p.m. Eastern Time on such day.

(iii)          Seacoast shall have the right for any reason to terminate or withdraw any registration initiated by it under this Section 4(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Seacoast in accordance with Section 4(c).

(iv)          Seacoast shall not grant to any other person the right to request Seacoast to register any shares of Seacoast Common Stock or Seacoast Preferred Stock in a piggyback registration unless such rights are consistent with the provisions hereof.

(c)            Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by Seacoast. The obligation of Seacoast to bear Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, Seacoast shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to this Section 4, the request of which has been subsequently withdrawn by the Holders unless (i) Seacoast has requested the Holders to withdraw such request or Seacoast and the Holders jointly determine that such request should be withdrawn, (ii) the withdrawal is based upon material adverse information concerning Seacoast that Seacoast had not publicly revealed at least forty-eight (48) hours prior to the request for registration or that Seacoast had not otherwise notified the Holders of at the time of such request for registration or (iii) the Holders of a majority of Registrable Securities, as the case may be, agree to forfeit their right to one requested underwriting or underwritten takedown pursuant to Section 4(a)(ii), as applicable, in which event such right shall be forfeited.

If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holder of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested and effected. If Seacoast is required to pay the Registration Expenses of a withdrawn offering pursuant to clause 4(c)(i) above, then the Holders shall not forfeit their rights pursuant to Section 4(a).

(d)            Obligations of Seacoast. Whenever required to effect the registration of any Registrable Securities (including with respect to the Mandatory Registration), Seacoast shall, as expeditiously as practicable:

(i)            Prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective; provided that, before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, Seacoast shall furnish to the counsel selected by the Holders of a majority of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and Seacoast shall make any changes reasonably requested by such counsel to such documents prior to filing, notify in writing each holder of the effectiveness of each registration statement filed hereunder.

(ii)            Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iii)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that Seacoast shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

(iv)           Use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by Seacoast are then listed.

(v)            Use its reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

(vi)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(vii)          Promptly notify each Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Holders of a majority of the Registrable Securities covered by such registration statement, Seacoast shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(viii)            Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Seacoast for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent registered public accountants of Seacoast, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(ix)           Make available for inspection by the Holders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by the Holders or underwriter, financial and other records, pertinent corporate documents and instruments of Seacoast and other relevant information of Seacoast, as shall be reasonably necessary to enable them to exercise their due diligence responsibility.

(x)            Promptly notify each Holder who holds Registrable Securities covered by such registration statement in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and use its reasonable best efforts promptly to obtain the withdrawal of such order.

(xi)           Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request.

(xii)          Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(xiii)         If requested by the underwriters, prepare and present to potential investors customary “road show” or marketing materials in a manner consistent with other new issuances of other securities similar to the Registrable Securities by well known seasoned issuers (as defined in Rule 405 promulgated under the Securities Act).

(e)            Suspension of Sales. Upon receipt of written notice from Seacoast that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a “Misstatement”), each Holder who holds Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by Seacoast that the use of the prospectus may be resumed, and, if so directed by Seacoast, such Holder shall deliver to Seacoast (at Seacoast’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed forty-five (45) days.

(f)             Furnishing Information. The selling Holders shall furnish to Seacoast such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably requested by Seacoast to effect the registration of their Registrable Securities.

(g)            Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4:

(i)            To the extent permitted by law, Seacoast will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) or placement agent for such Holder and each person, if any, who controls such Holder, underwriter or placement agent within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto except for any information provided by or on behalf of any Holder, or underwriter or placement agent or for which any Holder or underwriter or placement agent was responsible, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except for any omission or alleged omission in information provided by or on behalf of a Holder, underwriter or placement agent or for which any Holder, underwriter or placement agent was responsible or (iii) any violation or alleged violation by Seacoast of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Seacoast will pay to each such Holder, underwriter, placement agent or controlling person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of Seacoast.

(ii)            To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 4(g)(i) above with respect to such matter, each selling Holder (severally and not jointly) will indemnify and hold harmless Seacoast, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Seacoast within the meaning of the Securities Act or the Exchange Act, any underwriter, placement agent and any other Holder selling securities in such registration statement and any controlling person of any such underwriter, placement agent or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (A) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements or free writing prospectuses thereto or (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment, supplement or free writing prospectuses thereto, in reliance upon and in conformity with written information furnished by such Holder or its representatives expressly for use in connection with such registration statement; and each such Holder will pay Seacoast or such underwriter, placement agent, other Holder or controlling person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 4(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders unless such settlement by the claimant releases the Holders from any further loss, claim, damage, liability or action arising from the matters giving rise to the claim or action; provided, that, (x) the indemnification obligations in this Section 4(g)(ii) shall be individual and several and not joint for each Holder and (y) in no event shall the aggregate of all indemnification payments by and Holder under this Section 4(g)(ii) exceed the net proceeds from the offering received by such Holder.

(iii)          Promptly after receipt by an indemnified party under this Section 4(g) of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4(g), except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(iv)          If the indemnification provided for in this Section 4(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 4(g)(iv) will be limited to an amount equal to the per share offering price (less any underwriting discount and commissions) multiplied by the number of shares sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(v)            The obligations of Seacoast and the Holders under this Section 4(g) shall survive the completion of any offering of shares in a registration statement under this Section 4, and otherwise.

(h)            Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Seacoast agrees to use its reasonable best efforts to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act (“Rule 144”) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii)            file with the SEC, in a timely manner, all reports and other documents required of Seacoast under the Exchange Act; and

(iii)           so long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request: a written statement by Seacoast as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of Seacoast; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(i)            MNPI Opt-Out Request.

(i)            Notwithstanding anything to the contrary in this Agreement, each Shareholder may, at any time, elect to not receive any material non-public information with respect to Seacoast or any of Seacoast’s subsidiaries or securities that may otherwise be provided or required to be provided by Seacoast, including pursuant to Section 4 of this Agreement, by delivering to Seacoast a written statement signed by such Shareholder stating that such Shareholder does not want to receive such information (an “MNPI Opt-Out Request”), in which case Seacoast shall not, and shall not be required to, deliver any such information to such Shareholder. An MNPI Opt-Out Request with respect to a Shareholder shall remain in effect indefinitely unless a Shareholder who previously has delivered an MNPI Opt-Out Request to Seacoast revokes such request.

5.            Notice of Breach and Remedies.

The parties expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

The Shareholders expressly agrees that he, she or it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by Seacoast unless and until Seacoast is given written notice of such breach and allowed thirty (30) business days either to cure such breach or seek relief in court. If, after such thirty (30) business day period, Seacoast has not either reasonably cured such material breach or obtained relief in court, the Shareholders may terminate this Agreement by delivery of written notice to Seacoast.

Seacoast expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Shareholders unless and until the Shareholders are given written notice of such breach and allowed thirty (30) business days either to cure such breach or seek relief in court. If, after such thirty (30) business day period, the Shareholders have not either reasonably cured such material breach or obtained relief in court, Seacoast may terminate this Agreement by delivery of written notice to the Shareholders.

6.            Term.

This Agreement shall be effective upon the execution of this Agreement and will remain in effect until such time that the Shareholders Group beneficially owns less than five percent (5%) of the shares of Seacoast Common Stock (including the Seacoast Common Stock into which the Seacoast Preferred Stock then held by the Shareholder Group is convertible) then outstanding for a period of one-hundred-and-twenty (120) consecutive calendar days; provided, however, that the provisions contained in Section 4 of this Agreement shall survive so long as there are, and shall automatically terminate when there are no longer, any Registrable Securities outstanding, except the provisions contained in Section 4(g) of this Agreement shall survive termination of this Agreement. Notwithstanding the foregoing, any Permitted Transferee that is a charitable organization that is not controlled by the transferring Shareholder or one or more affiliates or relatives may elect to terminate this Agreement as to that Permitted Transferee if such Permitted Transferee beneficially owns less than one percent (1%) of the shares of Seacoast Common Stock then outstanding, and if such a Permitted Transferee so terminates this Agreement, such Permitted Transferee shall not be included in the Acting in Concert Group, and any transferee or assignee in a Permitted Sale or a Permitted Offering shall not be considered a “successor” or “assign” for purposes of Section 11 and shall have no obligation under this Agreement.

7.            Publicity.

The Shareholders acknowledge that Seacoast may be required to disclose the existence and terms of this Agreement pursuant to securities and banking laws. In addition, during the term of this Agreement, the Shareholders shall provide to Seacoast for Seacoast’s prior review and approval any disclosure proposed to be made by the Shareholders concerning this Agreement, which review and approval shall not be unreasonably delayed or withheld; provided that the Shareholders may make any disclosure which the Shareholders determine in good faith, based upon the advice of counsel, is required under applicable law.

8.            Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by electronic transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Seacoast:               Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Email:   Chuck.Shaffer@seacoastbank.com

Attention:   Charles M. Shaffer

Copy to Counsel (which shall not constitute notice):

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Email:    Randy.Moore@alston.com

Attention:   Randolph A. Moore III

Shareholders:       As set forth on Schedule I.

9.            Governing Law and Choice of Forum.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable principles of conflicts of Laws that would result in the application of the law of another jurisdiction.

10.         Severability.

If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall, to the fullest extent permitted by applicable law, remain in full force and effect and in no way be affected, impaired or invalidated thereby.

11.         Successors and Assigns.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

12.         Amendments.

This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties.

13.         Definitions.

Capitalized terms used, but not otherwise, defined in this Agreement shall have the meanings indicated in the Merger Agreement, unless the context otherwise requires. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

(a)            The term “Acting in Concert Group” shall mean the Initial Holders, the Initial Holders’ Affiliates, and the Initial Holders’ Immediate Family.

(b)            Except in any instance by which the term may be used in the context of the Regulatory Control Standards, in which case those standards shall govern, the term “acquire” means every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(c)            The term “affiliate” means, with respect to any person, a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person and includes any “affiliate” as such term is defined under the Regulatory Control Standards.

(d)            The term “beneficial owner” has the meaning ascribed to it in, and shall be determined in accordance with, Rule 13d-3 of the SEC’s Rules and Regulations under the Exchange Act.

(e)            The term “change in control” means circumstances under which: (i) any person or group becomes the beneficial owner of shares of capital stock of Seacoast representing fifty percent (50%) or more of the total number of votes that may be cast for the election of the Board of Directors of Seacoast or (ii) the persons who were directors of Seacoast cease to be a majority of the Board of Directors, in connection with any tender or exchange offer (other than an offer by Seacoast), merger or other business combination, sale of assets or contested election, or combination of the foregoing.

(f)            Except in any instance by which the term may be used in the context of the Regulatory Control Standards, in which case those standards shall govern, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

(g)            The term “group” has the meaning as defined in Rule 13d-3 of the Exchange Act.

(h)            The term “Hedging Transaction” means any short sale (whether or not against the box) and any sale or grant of any put option or with respect to Seacoast Common Stock but shall not include a broad-based market basket or index, including the Nasdaq Bank Index and the KBW Nasdaq Regional Banking Index (or any successor index), that includes, relates to or derives a portion of its value from Seacoast Common Stock) that is conducted by the Shareholders from the Effective Time and through the date this Agreement terminates in accordance with Section 6 hereto.

(i)             The term “Holder” means the Shareholders and any transferee thereof, which holds of record which holds, from time to time, Registrable Securities.

(j)            The term “Immediate Family” includes a person's father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, the spouse of any of the foregoing, and the person's spouse.

(k)            The term “Monthly Limit” means, as to the Shareholders, collectively as a group, seven hundred and fifty thousand (750,000) shares of Seacoast Common Stock per calendar month.

(l)             The term “person” means an individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of Seacoast.

(m)            The term “Registrable Securities” means, with respect to each Shareholder, (a) any shares of Seacoast Common Stock or Seacoast Preferred Stock (together, the “Shares”) received as merger consideration pursuant to the Merger Agreement; (b) any other Seacoast Common Stock or Seacoast Preferred Stock held by the Shareholders and purchased from Seacoast directly or through an underwriter or placement agents; and (c) any securities issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued after the date of this Agreement as) a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to, or in exchange for or in replacement of, the Seacoast Common Stock and Seacoast Preferred Stock held by the Shareholders, provided that Seacoast Common Stock or Seacoast Preferred Stock held by a Holder who holds less than five percent (5%) of the aggregate amount Seacoast Common Stock or Seacoast Preferred Stock then outstanding shall not be Registrable Securities if such Registrable Securities are eligible for Sale pursuant to Rule 144 without restriction (including with respect to manner of sale and volume limitations).

(n)            The term “Regulatory Control Standards” shall mean the applicable provisions of Regulation Y of the Board of Governors of the Federal Reserve System, set forth at 12 C.F.R. Part 225, including any interpretations thereof published by the Board of Governors of the Federal Reserve System.

(o)            The term “Registration Expenses” means all fees and expenses incurred by Seacoast relating to any registration, qualification or compliance pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for Seacoast, blue sky fees and expenses, Financial Industry Regulatory Authority fees, expenses of Seacoast’s independent accountants, and fees and expenses of underwriters (excluding discounts and commissions) and any other persons retained by Seacoast, but shall not include Selling Expenses and the compensation of regular employees of Seacoast, which shall be paid in any event by Seacoast. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling stockholders that are submitted to Seacoast in writing.

(p)            The term “Securities Act” means the Securities Act of 1933, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

(q)            The term “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

(r)            The term “Shareholders” means all persons set forth on Exhibit A.

(s)            The term “transfer” means, directly or indirectly, to sell, gift, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Seacoast Common Stock or any interest in any Seacoast Common Stock; provided, however, that a merger or consolidation in which Seacoast or any of its subsidiaries is a constituent corporation shall not be deemed to be the transfer of any common stock beneficially owned by the Shareholders. The term “transfer” shall not include a transfer of record (but not beneficial) ownership to transfer shares of Seacoast Common Stock into “street name” as part of a customary custody arrangement.

(t)            The term “vote” means to vote in person or by proxy, or to give or authorize the giving of any consent as a shareholder on any matter.

(u)            The term “voting rights” means those rights that would make the security a “voting security” as such term is defined in 12 C.F.R. 225.2(q) or any successor provision.

14.         Termination.

This Agreement shall cease, terminate and have no further force and effect upon the expiration of the term as set forth in Section 6, unless earlier terminated pursuant to Section 5 or Section 6 hereof or by mutual written agreement of the parties.

15.         Counterparts; Facsimile.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

16.          Duty to Execute.

Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned and is effective as of the day and year first above written.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer

SHAREHOLDERS

/s/ JENNIFER MORSE PARR
JENNIFER MORSE PARR

/s/ TRACY MORSE DADEO
TRACY MORSE DADEO

/s/ MARK MORSE
MARK MORSE

Schedule I

Notice Information

Jennifer Morse Parr	The address on file with Seacoast.
Tracy Morse Dadeo	The address on file with Seacoast.
Mark Morse	The address on file with Seacoast.

EXHIBIT A

SHAREHOLDERS

Jennifer Morse Parr

Tracy Morse Dadeo

Mark Morse

EXHIBIT B

SHAREHOLDERS’ HOLDINGS

Holdings of VBI Common Stock as of immediately prior to the Closing:

VBI Common Stock
Jennifer Morse Parr
Tracy Morse Dadeo
Mark Morse

Holdings of Seacoast Common Stock and Seacoast Preferred Stock as of the Closing Date:

	Seacoast Common Stock	Seacoast Preferred Stock
Jennifer Morse Parr
Tracy Morse Dadeo
Mark Morse

EXHIBIT C

CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-VOTING
PREFERRED STOCK
OF
SEACOAST BANKING CORPORATION OF FLORIDA

Seacoast Banking Corporation of Florida (the “Corporation”), a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the “FBCA”), hereby certifies as follows:

FIRST: The Corporation’s Articles of Incorporation (as amended, supplemented and/or restated, the “Articles”) authorizes the issuance of up to 4,000,000 shares of preferred stock, par value $0.10 per share (the “Authorized Preferred Stock”), and further authorizes the Board of Directors of the Corporation (the “Board”) by resolution or resolutions to provide for the issuance of Authorized Preferred Stock in series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of each such series and any qualifications, limitations or restrictions thereof; and

SECOND: On May 28, 2025, the Board adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as “Series A Non-Voting Preferred Stock”:

RESOLVED: that, pursuant to authority conferred upon the Board by Article FOURTH of the Certificate of Incorporation of the Corporation, the Board hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the powers, preferences, rights and the qualifications, limitations and restrictions relating to such series as set forth in Attachment A.

[Remainder of this page intentionally left blank. Signature page follows.]

1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by Charles M. Shaffer, its Chairman and Chief Executive Officer, this            day of [●], 2025.

SEACOAST BANKING CORPORATION OF FLORIDA

By:
Charles M. Shaffer
Chairman and Chief Executive Officer

2

ATTACHMENT A

Certificate of Designations of
the Series A Non-Voting Preferred Stock of
Seacoast Banking Corporation of Florida

1.            Designation, Number and Rank. A series of preferred stock is hereby created out of the authorized and unissued shares of preferred stock of the Corporation. The shares of such series shall be designated as the Series A Non-Voting Preferred Stock, par value $0.10 per share (the “Series A Non-Voting Preferred Stock”). The number of shares initially constituting the Series A Non-Voting Preferred Stock shall be [_________].The Series A Non-Voting Preferred Stock shall be subordinate and junior to all indebtedness of the Corporation and to all other series of preferred stock of the Corporation, other than any series of preferred stock the terms of which provide that such series is on parity with or subordinate or junior to the Series A Non-Voting Preferred Stock in any respect, and shall rank on parity with the Common Stock of the Corporation (the “Common Stock”) with respect to the declaration and payment of dividends, except as provided in Section 2, and with respect to distributions upon the liquidation, dissolution or winding up of the Corporation.

2.            Dividends. The holders of Series A Non-Voting Preferred Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Common Stock, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors of the Corporation; provided, that no dividend may be declared or paid on the Common Stock unless a dividend is also concurrently declared or paid, as applicable, with respect to each share of the Series A Non-Voting Preferred Stock then issued and outstanding, in an amount equal to one hundred percent (100%) of the amount declared or paid per the number of shares of Common Stock into which such share of Series A Non-Voting Preferred Stock is then convertible.

3.            Liquidation.

(a)            Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to shareholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and the Series A Non-Voting Preferred Stock shall be distributed to the holders of the Common Stock and the Series A Non-Voting Preferred Stock pro rata based, respectively, on the number of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Series A Non-Voting Preferred Stock outstanding at such time is then convertible.

(b)            For purposes of this Section 3, a “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation.

4.            Voting. Except as required by the FBCA, the Series A Non-Voting Preferred Stock shall not be entitled to vote on any matter. As to all matters as to which the Series A Non-Voting Preferred Stock is required by the FBCA to vote on any matter, each one one-thousandth (1/1,000th) of each outstanding share of Series A Non-Voting Preferred Stock shall be entitled to one (1) vote and shall vote together with the Common Stock outstanding as a single class unless otherwise required by the FBCA, and as to any matter for which voting by class is specifically required by the FBCA, each one one-thousandth (1/1,000th) of a share of Series A Non-Voting Preferred Stock shall be entitled to one (1) vote.

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5.            Conversion and Transfer Rights.

(a)            Conversion. Each one one-thousandth (1/1,000th) of a share of Series A Non-Voting Preferred Stock will become convertible into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Preferred Stock transfers such share of Non-Voting Preferred Stock to a non-Affiliate of the holder in a Permissible Transfer and under the Conversion Procedures set forth on Section 5(d).

(b)            Less than 9.75% Shareholder Conversion. Further, each one one-thousandth (1/1,000th) of a share of Series A Non-Voting Preferred Stock may convert, at the discretion of the member of an Acting in Concert Group holding such share and under the Conversion Procedures set forth on Section 5(e), into one (1) fully paid and nonassessable shares of Common Stock provided that such Acting in Concert Group’s beneficial ownership in the Corporation, after giving effect to such conversion, would constitute no more than 9.75% of the shares of Common Stock then outstanding (and no more than 9.75% of the shares of any class of voting securities of the Corporation, each as determined in accordance with the Regulatory Control Standards. Notwithstanding the foregoing Section 5, subsections (a) and (b), the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of the Regulatory Control Standards with respect to the restrictions on the transfer of the Series A Non-Voting Preferred Stock that are required in order to preserve the “non-voting” classification of the Series A Non-Voting Preferred Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within ninety (90) days after the event giving rise to such conversion; provided, however, that the Corporation must act in good faith, reasonably and on advice of its outside counsel in connection with any such restriction. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer, trustee, individual (or equivalent) of, or legal counsel to, such holder.

(c)            Issuance Limitations. Further to the conversion limitations set forth above, if Seacoast Banking Corporation of Florida (“Company”) has not obtained shareholder approval in accordance with Nasdaq Listing Rule 5635(d) (“Shareholder Approval”), then the Company may not issue, upon conversion of the Series A Non-voting Preferred Stock or payments in kind of dividends on the Series A Non-voting Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the original issue date and prior to such conversion date or dividend issuance date in connection with any conversion of or dividend payment in Common Stock on Series A Non-voting Preferred Stock that such Holder(s) would exceed the 20% limitation of Nasdaq Listing Rule 5635(d) (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). If the Holders of such shares which would otherwise have been issued Common Stock but for the Issuable Maximum request in writing that the Company hold the requisite vote of Seacoast common stock in order to obtain the Shareholder Vote, the Company will promptly call a meeting of the holders of the Company Common Stock (the “Company Shareholders Meeting”) to be held as soon as reasonably practicable for the purpose of obtaining the Shareholder Approval and the Company will recommend that the Company shareholders vote for the approval of the matters required by Nasdaq Listing Rule 5635(d) or any successor provision.

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(d)            Certain Definitions. For purposes of this Certificate of Designations and the Corporation’s Certificate of Incorporation as amended hereby:

(i)            The term “Acting in Concert Group” shall mean the Initial Holders, the Initial Holders’ Affiliates, and the Initial Holders’ Immediate Family.

(ii)            the term “Affiliate” means, with respect to any person, a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person and includes any “affiliate” as such term is defined under the Regulatory Control Standards. Without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (A) is an executive officer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the second person; (B) is a director of the second person where such second person is a corporation; (C) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (D) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (E) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person.

(iii)           the term “Immediate Family” includes a person's father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, the spouse of any of the foregoing, and the person's spouse.

(iv)          the term “Initial Holders” shall mean the individuals set forth on Exhibit A, in each of it or their capacity as a shareholder of the Corporation as of the Effective Time.

(v)            the term “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) to an Affiliate of the holder; (iii) in a widespread public distribution; (iv) to a transferee that controls more than fifty percent (50%) of every class of the Voting Securities of the Corporation without giving effect to such transfer; or (v) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of the outstanding securities of any class of Voting Securities of the Corporation.

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(vi)          the term “Regulatory Control Standards” shall mean the applicable provisions of Regulation Y of the Board of Governors of the Federal Reserve System, set forth at 12 C.F.R. Part 225, including any interpretations thereof published by the Board of Governors of the Federal Reserve System.

(vii)         the term “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

(e)            Conversion Procedure.

(i)             Conversion Right. To exercise any right of optional conversion under this Section 5, the holder must surrender the certificate or certificates, or evidence of book-entry shares, representing the shares of Series A Non-Voting Preferred Stock to be converted, duly endorsed, at the registered office of the Corporation, together with a written notice to the Corporation stating that the holder elects to convert all or a specified whole number of such shares (“Conversion Notice”) in accordance with this Section 5, along with any appropriate documentation that may be reasonably required by the Corporation. Effective upon the Corporation’s receipt of a Conversion Notice and accompanying documentation as required above, the shares of Series A Non-Voting Preferred Stock will be deemed converted into shares of Common Stock as provided for in this Section 5 and, as soon as practicable thereafter, the Corporation will issue and deliver to the holder of such Series A Non-Voting Preferred Stock a certificate or certificates, or evidence of book-entry shares, representing the number of shares of Common Stock into which the Series A Non-Voting Preferred Stock was converted.

(ii)            Conversion Upon Transfer. The automatic conversion of Series A Non-Voting Preferred Stock into shares of Common Stock upon the transfer of Series A Non-Voting Preferred Stock to a person other than a member of the Acting in Concert Group shall take effect simultaneously with the applicable transfer, unless such transfer occurs after the close of business on a business day or on a day other than a business day, in which case such conversion shall not take effect until after the open of business on the next business day. As soon as practicable thereafter, the Corporation will issue and deliver to the transferee of such Series A Non-Voting Preferred Stock a certificate or certificates, or evidence of book-entry shares, representing the number of shares of Common Stock into which the Series A Non-Voting Preferred Stock was automatically converted.

(iii)            General. Upon the conversion of any Series A Non-Voting Preferred Stock, such shares will cease to be outstanding for any purpose, subject to the rights of the holders to receive any unpaid dividends which were declared on such shares as of a record date preceding the date of conversion (but without any amount in respect of dividends that have not been declared prior to such conversion date). Unless and until converted, shares of Series A Non-Voting Preferred Stock will not entitle holders thereof to any rights with respect to Common Stock or other securities issuable upon conversion.

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6.            Adjustments for Certain Events.

(a)            Changes in Capitalization. In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, each one one-thousandth (1/1,000th) of a share of Series A Non-Voting Preferred Stock shall be adjusted by multiplying such share by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock).

(b)            Certain Corporate Transactions. In the event of (i) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (A) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (B) all or substantially all of the assets of the Corporation; or (ii) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the shareholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Series A Non-Voting Preferred Stock shall be entitled to receive in exchange for or in respect of their shares of Series A Non-Voting Preferred Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series A Non-Voting Preferred Stock to be equal to the amount that would be received by a holder of the number of shares of Common Stock into which one (1) share of Series A Non-Voting Preferred Stock would then be convertible if an event specified in Section 5 had occurred simultaneously therewith.

7.            Amendment. This Certificate of Designations constitutes an agreement between the Corporation and the holders of the Series A Non-Voting Preferred Stock and may be amended only by the affirmative vote of the Board of Directors of the Corporation and, in addition to any other vote of shareholders then required by the FBCA, the holders of a majority of the outstanding shares of Series A Non-Voting Preferred Stock.

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